UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2010

MERCER INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation or organization)

                             000-51826                                                                      47-0956945
                            (Commission File Number)                                     (I.R.S. Employer Identification No.)

Suite 2840, 650 West Georgia Street, Vancouver, British Columbia, Canada  V6B 4N8
(Address of Office)

(604) 684-1099
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                      OTHER EVENTS.

On August 10, 2010, Mercer International Inc. (the "Company") issued 3,194,608 shares of common stock of the Company ("Common Stock") to Whitebox Advisors, LLC ("WAL") upon the conversion by WAL of $10,542,208 of the Company's 8.5% convertible senior subordinated notes due January 2012 (the "Convertible Notes"), issued pursuant to an indenture (the "Indenture") dated December 10, 2009 made among the Company and Wells Fargo Bank N.A., as trustee.  In connection with such conversion of Convertible Notes by WAL, the Company paid to WAL one Coupon Payment (as defined in the Convertible Notes) in the amount of approximately $0.4 million.

In addition, on August 12, 2010, the Company issued 2,272,727 shares of Common Stock to BTIG, LLC ("BTIG") upon the conversion by BTIG of $7,500,000 of Convertible Notes pursuant to the terms of the Indenture.  In connection with such conversion of Convertible Notes by BTIG, the Company paid to BTIG one Coupon Payment in the amount of approximately $0.3 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ David M. Gandossi

David M. Gandossi
Chief Financial Officer

Date: August 12, 2010